Exhibit 99.1
NEWS RELEASE

	Contacts:	Claire A. Hart, Senior Vice President
Alon USA Energy, Inc.
972-367-3649
FOR IMMEDIATE RELEASE
Investors: Jack Lascar/Sheila Stuewe
DRG&E / 713-529-6600
Media: Blake Lewis
Lewis Public Relations
214-269-2093
Ruth Sheetrit
SMG Public Relations
011-972-547-555551
Alon USA Energy, Inc. Reports Third Quarter Results;
Completes Acquisitions and Declares Regular Dividend
Company schedules conference call for November 8, 2006 at 10:00 A.M. EST
DALLAS, TEXAS, November 7, 2006 — Alon USA Energy, Inc. (NYSE: ALJ) (“Alon”) completed the acquisition of Paramount Petroleum Corporation (“Paramount”) on August 4, 2006 with an effective date of July 31, 2006. The results reported below include the operations of Paramount for August and September 2006 and of 40 stores acquired from Good Time Stores for July, August and September 2006. Additionally during the quarter, Alon completed the acquisition of Edgington Oil Company (“Edgington”) on September 28, 2006. The purchase of Edgington has no impact on the third quarter results for Alon. Excluding special items, Alon today reported net income for the third quarter of 2006 of $46.5 million, or $1.00 per share, compared to $19.4 million, or $0.45 per share, for the same period last year. Including special items, net income for the third quarter of 2006 was $38.1 million, or $0.82 per share, compared to $24.4 million, or $0.57 per share, for the same period last year.
Special items for the third quarter included a $6.4 million after-tax LIFO non-cash charge to cost of sales related to the difference between the fair market value of the inventories acquired from Paramount on July 31, 2006 and Alon’s recorded amounts under LIFO accounting attributable to those inventories; a $1.6 million after-tax charge relating to the prepayment of a loan by a wholly-owned subsidiary; and a $1.8 million after-tax charge for a special employee bonus payment related to special dividend payments on September 14, 2006. Special items for the three months ended September 30, 2006 and 2005 also included $1.4 million and $5.0 million, respectively, of after-tax gain recognized on disposition of assets (“after-tax gain”) in connection with the contribution of certain pipeline and terminal assets to Holly Energy Partners, L.P. (“HEP”) in the first quarter of 2005.
For the nine months ended September 30, 2006, Alon’s net income was $112.5 million, or $2.41 per share, compared to $51.3 million, or $1.36 per share, for the nine months ended September 30, 2005, excluding special items in both years. Including special items, net income for the nine months ended September 30, 2006 was $135.4 million, or $2.90 per share, compared to net income of $74.3 million, or $1.98 per share, for the nine months ended September 30, 2005.

Special items for the nine months ended September 30, 2006 included $36.9 million of after-tax gain relating to the sale of Alon’s inactive Amdel and White Oil crude oil pipelines to an affiliate of Sunoco Logistics Partners, L.P. in the first quarter of 2006, and to the contribution of certain pipeline and terminal assets to HEP in the first quarter of 2005; $5.8 million of after-tax interest expense resulting from the prepayment of Alon’s $100.0 million term loan facility and the prepayment of a loan by a wholly-owned subsidiary; the $6.4 million non-cash after-tax LIFO charge discussed above; and the $1.8 million after-tax charge for special employee bonuses discussed above. Special items for the nine months ended September 30, 2005 included $23.0 million of after-tax gain recognized in connection with the contribution of certain pipeline and terminal assets to HEP.
The increases in net income for the three and nine month periods ended September 30, 2006 over the comparable periods in 2005 were primarily attributable to higher refinery production and continued favorable differentials between WTI and WTS crude oil (“WTI/WTS”). Refinery production at the Big Spring refinery increased to an average of 68,023 barrels per day for the third quarter of 2006, compared to an average of 66,747 barrels per day for the third quarter of 2005. For the nine months ended September 30, 2006, refinery production at the Big Spring refinery increased to an average of 64,443 barrels per day compared to an average of 61,875 for the same 2005 period. Additionally, refinery production at the newly acquired Paramount, California refinery averaged 44,737 barrels per day for August and September, 2006. WTI/WTS crude oil differentials for the third quarter of 2006 increased to an average of $4.44 per barrel compared to an average of $4.09 per barrel for the third quarter of 2005, and increased to an average of $5.23 per barrel for the nine months ended September 30, 2006 compared to an average of $4.30 per barrel for the same 2005 period.
For the third quarter of 2006, Gulf Coast 3-2-1 crack spreads decreased to an average of $13.38 per barrel compared to an average of $17.13 per barrel for the third quarter of 2005, which was impacted by production interruptions in the Gulf Coast region in connection with hurricanes Katrina and Rita. For the nine months ended September 30, 2006, Gulf Coast 3-2-1 crack spreads increased to an average of $13.78 per barrel compared to an average of $11.37 per barrel for the nine months ended September 30, 2005.
During the third quarter, Alon completed the acquisition of three refineries, seven asphalt terminals and 40 retail stores. The Paramount and Edgington refinery acquisitions are consistent with Alon’s general business strategy of increasing cash flow and earnings through the acquisition of assets or businesses that are logical extensions of its existing assets or businesses. The addition of the Paramount and Edgington assets has also increased the geographic diversity of Alon’s Refining and Marketing, and Asphalt segments network by allowing Alon to expand throughout the Southwest region and up the West Coast of the United States. With the addition of the Paramount and Edgington refineries, Alon believes it has diversified the risks associated with being a single asset refinery. Alon intends to apply its experience of increasing reliability, capacity and yields at its Big Spring refinery to the newly-acquired assets in order to maximize the return on these investments. In addition, Alon completed the acquisition of 40 convenience stores in El Paso, Texas effective July 3, 2006. This acquisition gives Alon a leading market share in El Paso and is consistent with Alon’s strategy of strengthening its integrated marketing sector.
Jeff Morris, Alon’s President and CEO, commented “We are very excited and pleased with the growth that Alon has achieved in the third quarter. We began the quarter as an owner of a single refinery with 70,000 barrels per day of crude oil capacity and ended the quarter owning four sour and heavy crude oil refineries with approximately 170,000 barrels per day of crude oil capacity. Additionally in the quarter, we strengthened our retail presence in the El Paso market with the purchase of 40 convenience stores. In 2007, we are planning to run the refineries with total crude oil throughput of approximately 140,000 barrels per day, double the crude oil throughput prior to the acquisitions, and to reduce excess inventories by approximately $50 million. The integration of these businesses is going well and we have already identified significant growth and optimization opportunities.”
Alon also announced today that its Board of Directors has approved a regular quarterly cash dividend of $0.04 per share of Alon’s common stock. The dividends are payable on December 14, 2006 to shareholders of record as of December 1, 2006.
The Company has scheduled a conference call for tomorrow, November 8, 2006, at 10:00 a.m. EST, to discuss the third quarter 2006 results. To access the call, please dial (800) 218-0204, or (303) 262-2193 for international callers, and ask for the Alon USA Energy call at least 10 minutes prior to the start time. Investors may also listen to the conference live on the Alon USA corporate website, http://www.alonusa.com, by logging on that site and clicking “Investors.” A telephonic replay of the conference call will be available through November 22, 2006 and may be accessed by calling (800) 405-2236, or (303) 590-3000 for international callers, and using the passcode 11073828. A web cast archive will also be available at http://www.alonusa.com shortly after the call and will be accessible for approximately 90 days. For more information, please contact Donna Washburn at DRG&E at (713) 529-6600 or email dmw@drg-e.com.
Alon USA Energy, Inc., headquartered in Dallas, Texas, is an independent refiner and marketer of petroleum products, operating primarily in the Southwestern and Western regions of the United States. The Company owns and operates four sour and heavy crude oil refineries in Texas, California and Oregon, with crude oil throughput capacity of approximately 170,000 barrels per day. Alon markets gasoline and diesel products under the FINA brand name and is a leading producer of asphalt. Alon also operates more than 200 convenience stores in West Texas and New Mexico under the 7-Eleven and FINA brand names and supplies motor fuels to these stores from its Big Spring refinery.
Any statements in this press release that are not statements of historical fact are forward-looking statements. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows. Additional information regarding these and other risks is contained in our filings with the Securities and Exchange Commission.
-Tables to follow-

ALON USA ENERGY, INC. AND SUBSIDIARIES CONSOLIDATED
EARNINGS RELEASE

RESULTS OF OPERATIONS — FINANCIAL DATA (ALL	For the Three Months Ended		For the Nine Months Ended
INFORMATION IN THIS PRESS RELEASE, EXCEPT FOR	September 30,		September 30,
BALANCE SHEET DATA AS OF DECEMBER 31, 2005 IS	2006	2005	2006	2005
UNAUDITED)	(dollars in thousands, except earnings and cash dividends per share)

STATEMENT OF OPERATIONS DATA:
Net sales (1)	$1,020,887	$648,135	$2,277,850	$1,646,475
Operating costs and expenses:
Cost of sales (1)	881,998	565,820	1,936,514	1,415,421
Direct operating expenses	35,579	24,550	81,014	63,259
Selling, general and administrative expenses (2)	24,298	16,083	62,105	51,731
Depreciation and amortization (3)	9,551	5,470	20,482	15,322

Total operating costs and expenses	951,426	611,923	2,100,115	1,545,733

Gain on disposition of assets (4)	2,304	8,020	59,969	37,243

Operating income	71,765	44,232	237,704	137,985
Interest expense	(9,755)	(4,827)	(20,151)	(14,579)
Equity earnings in subsidiaries	1,422	321	2,175	733
Other income, net	2,147	1,269	6,248	2,349

Income before income tax expense and minority interest in income of subsidiaries	65,579	40,995	225,976	126,488
Income tax expense	25,219	16,225	83,352	48,234

Income before minority interest in income of subsidiaries	40,360	24,770	142,624	78,254
Minority interest in income of subsidiaries	2,217	382	7,226	3,948

Net income	$38,143	$24,388	$135,398	$74,306

Earnings per share (5)	$0.82	$0.57	$2.90	$1.98

Weighted average shares outstanding (5)	46,736,967	42,821,120	46,733,699	37,607,787

Cash dividends per share	$2.54	$1.96	$2.99	$1.96

CASH FLOW DATA:
Net cash provided by (used in):
Operating activities	$93,138	$(16,906)	$88,428	$32,482
Investing activities	(597,223)	(33,537)	(401,615)	54,610
Financing activities	343,650	75,191	220,280	42,845

OTHER DATA:
Adjusted net income (6)	$46,516	$19,423	$112,523	$51,250
Earnings per share, excluding after-tax gain on disposition of assets, interest expense related to prepayment of debt, net of tax, LIFO adjustment related to acquisition, net of tax, and special employee bonus payment, net of tax (6)	$1.00	$0.45	$2.41	$1.36
Adjusted EBITDA (7)	82,581	43,272	206,640	119,146
Capital expenditures (8)	4,213	1,109	27,378	17,568
Capital expenditures for turnaround and chemical catalyst	65	590	2,990	11,371

	Sept. 30,	Dec. 31,
	2006	2005

BALANCE SHEET DATA (end of period):
Cash, cash equivalents and short-term investments	$43,913	$322,140
Working capital	246,172	275,996
Total assets	1,475,728	758,780
Total debt	509,293	132,390
Total stockholders’ equity (9)	275,324	279,493

RESULTS OF OPERATIONS — FINANCIAL DATA	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
REFINING AND MARKETING SEGMENT (A)	2006	2005	2006	2005
	(dollars in thousands, except per barrel data and pricing statistics)

STATEMENT OF OPERATIONS DATA:
Net sales	$805,163	$563,829	$1,912,489	$1,433,859
Operating costs and expenses:
Cost of sales	702,914	493,398	1,640,141	1,243,050
Direct operating expenses	27,074	22,989	69,334	59,392
Selling, general and administrative expenses	4,197	2,968	13,870	13,239
Depreciation and amortization	6,954	3,850	14,478	10,629

Total operating costs and expenses	$741,139	$523,205	$1,737,823	$1,326,310

Gain on disposition of assets (4)	2,304	8,057	59,969	37,280

Operating income	$66,328	$48,681	$234,635	$144,829

KEY OPERATING STATISTICS:
Total sales volume (bpd)	112,114	87,313	92,733	84,983
Non-integrated marketing sales volume (bpd) (10)	17,651	21,154	18,797	20,590

Non-integrated marketing margin (per barrel sales volume) (10)	$0.75	$(4.98)	$(0.18)	$(1.94)
Per barrel of throughput:
Refinery operating margin — Big Spring (11)	$14.97	$11.48	$14.88	$11.24
Refinery operating margin — Paramount (11)	6.48	—	6.48	—
Refinery direct operating expenses — Big Spring (12)	3.16	3.75	3.50	3.50
Refinery direct operating expenses — Paramount (12)	2.94	—	2.94	—
Capital expenditures	2,142	150	22,689	14,293
Capital expenditures for turnaround and chemical catalyst	66	590	2,991	11,371

PRICING STATISTICS:
WTI crude oil (per barrel)	$70.45	$63.03	$68.09	$55.31
WTS crude oil (per barrel)	66.01	58.94	62.86	51.01
Crack spreads (3/2/1) (per barrel) Gulf Coast (13)	$13.38	$17.13	$13.78	$11.37
Group III (13)	18.30	16.66	15.83	12.12
West Coast (13)	24.60	28.56	26.45	23.23
Crude oil differentials (per barrel):
WTI less WTS (14)	$4.44	$4.09	$5.23	$4.30
WTI less Maya (14)	14.80	15.46	15.33	15.16
Product price (dollars per gallon):
Gulf Coast unleaded gasoline	$1.952	$1.928	$1.921	$1.579
Gulf Coast low-sulfur diesel	2.084	1.870	2.005	1.605
Group III unleaded gasoline	2.051	1.907	1.963	1.595
Group III low-sulfur diesel	2.237	1.878	2.069	1.626
West Coast LA CARBOB (unleaded gasoline)	2.315	2.241	2.306	1.925
West Coast LA ultra low-sulfur diesel	2.160	2.060	2.142	1.760
Natural gas (per MMBTU)	$6.18	$9.73	$6.89	$7.75

(A)	Following the acquisitions of Paramount and Edgington, the Company has added a third reporting segment, the Asphalt segment, beginning in the current quarter ended September 30, 2006. As a result, asphalt is no longer included in the Refining and Marketing segment. All comparable periods for the Refining and Marketing segment exclude asphalt, as this information is now reflected in the Asphalt segment.

THROUGHPUT AND YIELD	For the Three Months Ended				For the Nine Months Ended
DATA: BIG SPRING	September 30,				September 30,
	2006		2005		2006		2005
	bpd	%	bpd	%	bpd	%	bpd	%

Refinery crude throughput:
Sour crude	62,961	95.8	55,757	88.4	58,241	95.1	52,862	90.2
Sweet crude	2,728	4.2	7,286	11.6	3,033	4.9	5,732	9.8

Total crude throughput	65,689	100.0	63,043	100.0	61,274	100.0	58,594	100.0
Blendstocks	3,181		3,669		3,964		3,565

Total refinery throughput (15)	68,870		66,712		65,238		62,159

Refinery production (16):
Gasoline	30,347	44.6	29,934	44.8	29,139	45.2	27,643	44.7
Diesel/jet	22,775	33.5	22,974	34.4	20,942	32.5	21,386	34.6
Asphalt	6,740	9.9	6,976	10.5	6,301	9.8	5,892	9.5
Petrochemicals	4,990	7.3	3,975	6.0	4,341	6.7	4,247	6.9
Other	3,171	4.7	2,888	4.3	3,720	5.8	2,707	4.4

Total refinery production	68,023	100.0	66,747	100.0	64,443	100.0	61,875	100.0

Refinery Utilization (17)		93.8%		92.9%		91.5%		93.8%

THROUGHPUT AND YIELD	For the Two Months Ended
DATA: PARAMOUNT (B)	September 30,
	2006
	bpd	%

Refinery crude throughput:
Sour crude	23,847	52.0
Heavy crude	21,969	48.0

Total crude throughput	45,816	100.0
Blendstocks	(231)

Total refinery throughput (15)	45,585

Refinery production (16):
Gasoline	5,677	12.7
Diesel/jet	11,182	25.0
Asphalt	15,130	33.8
Other	12,748	28.5

Total refinery production	44,737	100.0

Refinery Utilization (17)		84.8%

(B)	Alon acquired Paramount on August 4, 2006 with an effective date of July 31, 2006. The throughput and yield data presented is for August and September 2006.

RESULTS OF OPERATIONS — FINANCIAL DATA	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
ASPHALT SEGMENT	2006	2005	2006	2005
	(dollars in thousands, except per gallon and per ton data)

STATEMENTS OF OPERATIONS DATA:
Net sales	$162,187	$36,658	$222,868	$76,336
Operating costs and expenses:
Cost of sales (18)	143,131	40,955	200,471	79,473
Direct operating expenses	8,505	1,561	11,680	3,867
Selling, general and administrative expenses	5,120	122	7,552	936
Depreciation and amortization	334	56	456	77

Total operating costs and expenses	157,090	42,694	220,159	84,353

Gain on disposition of assets	—	—	—	—

Operating income (loss)	$5,097	$(6,036)	$2,709	$(8,017)

KEY OPERATING STATISTICS:
Total sales volume (tons in thousands)	472	164	693	360
Price per ton	$343.92	$223.62	$322.07	$239.31
Asphalt margin per ton	$40.37	$(26.20)	$32.32	$(8.71)
Capital expenditures	$1,032	$44	$1,400	$170

RESULTS OF OPERATIONS — FINANCIAL DATA	Three Months Ended		Nine Months Ended
	September 30,		September 30,
RETAIL SEGMENT	2006	2005	2006	2005
	(dollars in thousands, except per gallon data)

STATEMENTS OF OPERATIONS DATA:
Net sales	$104,866	$89,464	$264,296	$250,544
Operating costs and expenses:
Cost of sales (18)	87,282	73,283	217,705	207,162
Selling, general and administrative expenses	14,859	12,866	40,339	37,173
Depreciation and amortization	1,927	1,087	4,191	3,190

Total operating costs and expenses	104,068	87,236	262,235	247,525

Gain (loss) on disposition of assets	—	(37)	—	(37)

Operating income	$798	$2,191	$2,061	$2,982

KEY OPERATING STATISTICS:
Number of stores (end of period) (19)	207	167	207	167
Fuel sales (thousands of gallons)	21,265	21,706	55,848	69,772
Fuel sales (thousands of gallons per site per month) (19)	34	44	34	47
Fuel margin (cents per gallon) (20)	15.0	20.4	16.3	14.3
Fuel sales price (dollars per gallon) (21)	$2.83	$2.49	$2.67	$2.15
Merchandise sales	$44,692	$35,391	$115,296	$100,246
Merchandise sales (per site per month) (19)	$72	$71	$62	$67
Merchandise margin (22)	32.2%	33.2%	32.5%	33.3%
Capital expenditures	$953	$873	$3,127	$2,903

(1)	Our buy/sell arrangements involve linked purchases and sales related to refined product contracts entered into to address location or grade requirements. As of January 1, 2006, such buy/sell transactions are included on a net basis in sales in the consolidated statements of operations and profits are recognized when the exchanged product is sold. Prior to January 1, 2006, the results of buy/sell transactions were recorded separately in sales and cost of sales in the consolidated statements of operations.

(2)	Includes corporate headquarters selling, general and administrative expenses of $122 and $127 for the three months ended September 30, 2006 and 2005, respectively, and $344 and $383 for the nine months ended September 30, 2006 and 2005, respectively.

(3)	Includes corporate depreciation and amortization of $336 and $477 for the three months ended September 30, 2006 and 2005, respectively, and $1,357 and $1,426 for the nine months ended September 30, 2006 and 2005, respectively.

(4)	Gain on disposition of assets reported in the nine months ended September 30, 2006, reflects the $52.5 million pre-tax gain on disposition of assets, recorded in connection with the Amdel and White Oil transaction and the recognition of $7.5 million deferred gain recorded in connection with the HEP transaction. Gain on disposition of assets reported in the nine months ended September 30, 2005, reflects the $26.7 million initial pre-tax gain and $10.5 million deferred gain recorded in connection with the HEP transaction. Gain on disposition of assets reported in the third quarter ended September 30, 2006 and 2005, reflects $2.3 million and $8.1 million, respectively, of deferred gain recorded in connection with the HEP transaction.

(5)	Weighted average common shares outstanding and earnings per common share amounts for the three and nine months ended September 30, 2005 have been restated to reflect the effect of the 33,600-for-one split of our common stock which was effective on July 6, 2005.

(6)	The following table provides a reconciliation of net income under United States generally accepted accounting principles (“GAAP”) to adjusted net income utilized in determining earnings per common share, excluding the after-tax gain on disposition of assets, the after-tax interest expense related to the prepayment of debt, the after-tax LIFO adjustment related to acquisition and the after-tax special employee bonus payment. Our management believes that the presentation of adjusted net income and earnings per common share, excluding these after-tax items, is useful to investors because it provides a more meaningful measurement of operating performance for evaluation of our Company’s results and for comparison to other companies in our industry.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
	(dollars in thousands, except earnings per share)
Net Income	$38,143	$24,388	$135,398	$74,306
Plus: Interest expense related to prepayment of debt, net of tax	1,626	—	5,866	—
Plus: LIFO adjustment related to acquisition, net of tax	6,385	—	6,385	—
Plus: Special employee bonus payment, net of tax	1,780	—	20,151	—
Less: Gain on disposition of assets, net of tax	(1,418)	(4,965)	(36,906)	(23,056)

Adjusted net income	45,516	19,423	112,523	51,250

Weighted average common equivalent shares outstanding	$46,737	$42,821	$46,734	$37,608

Earnings per share, excluding after tax gain on disposition of assets, interest expense related to prepayment of debt net of tax, LIFO adjustment related to acquisition, net of tax and special employee bonus payment, net of tax	$1.00	$0.45	$2.41	$1.36

(7)	EBITDA represents earnings before minority interest in income of subsidiaries, income tax expense, interest expense, depreciation and amortization. Adjusted EBITDA represents EBITDA, exclusive of gain on disposition of assets. EBITDA and Adjusted EBITDA are not recognized measurements under GAAP; however, the amounts included in EBITDA and Adjusted EBITDA are derived from amounts included in our consolidated financial statements. Our management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. In addition, our management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of minority interest in income of subsidiaries, income tax expense, interest expense, gain on disposition of assets and the accounting effects of capital expenditures and acquisitions, items which may vary for different companies for reasons unrelated to overall operating performance. EBITDA is the basis for calculating selected financial ratios as required in the debt covenants in our revolving credit agreement.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect the prior claim that minority stockholders have on the income generated by non-wholly-owned subsidiaries;

•	Adjusted EBITDA does not reflect changes in or cash requirements for our working capital needs; and

•	Our calculation of Adjusted EBITDA may differ from the EBITDA calculations of other companies in our industry, limiting its usefulness as a comparative measure.
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally.
     The following table reconciles net income to Adjusted EBITDA for the three and nine months ended September 30, 2006 and 2005, respectively:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
		(dollars in thousands)
Net Income	$38,143	$24,388	$135,398	$74,306
Minority interest in income of subsidiaries	2,217	382	7,226	3,948
Income tax expense	25,219	16,225	83,352	48,234
Interest expense	9,755	4,827	20,151	14,579
Depreciation and amortization	9,551	5,470	20,482	15,322

EBITDA	84,885	51,292	266,609	156,389
Gain on disposition of assets	(2,304)	(8,020)	(59,969)	(37,243)

Adjusted EBITDA	$82,581	$43,272	$206,640	$119,146

(8)	Includes corporate capital expenditures of $85 and $42 for the three months ended September 30, 2006 and 2005, respectively, and $161 and $202 for the nine months ended September 30, 2006 and 2005, respectively, which are not included in the capital expenditures of our other three operating segments.

(9)	The stockholders’ equity as of September 30, 2006 includes the effect of dividend distributions of approximately $140 million during the nine months ended September 30, 2006.

(10)	The non-integrated marketing sales volume represents refined products sales to our wholesale marketing customers located in our non-integrated region. The refined products we sell in this region are obtained from third-party suppliers. The non-integrated marketing margin represents the margin between the net sales and cost of sales attributable to our non-integrated refined products sales volume, expressed on a per barrel basis.

(11)	Refinery operating margin for Big Spring is a per barrel measurement calculated by dividing the margin between net sales (exclusive of sale of sulfur credits for $3.3 million for the nine months ended September 30, 2006) and cost of sales attributable to our refining and marketing segment, exclusive of net sales and cost of sales relating to our non-integrated system, by our Big Spring refinery’s throughput volumes. Industry-wide refining results are driven and measured by the margins between refined product prices and the prices for crude oil, which are referred to as crack spreads. We compare our refinery operating margin to these crack spreads to assess our operating performance relative to other participants in our industry. The refinery operating margin for Paramount is calculated by dividing the margin between the net sales and cost of sales by the throughput volumes at the Paramount refinery and excludes a non-cash charge of $10.6 million to cost of sales related to the difference between the fair market value of inventories acquired from Paramount and Alon’s recorded amounts under LIFO accounting attributable to those inventories. The refinery operating margin for Paramount including this non-cash charge would have been $2.67. The refinery operating margin for Paramount excluding this non-cash charge and including the contribution of Paramount’s Asphalt marketing would have been $8.74.

(12)	Refinery direct operating expense is a per barrel measurement calculated by dividing direct operating expenses, exclusive of depreciation and amortization, by total throughput volumes.

(13)	A 3/2/1 crack spread in a given region is calculated assuming that three barrels of crude oil are converted, or cracked, into two barrels of gasoline and one barrel of diesel. Alon calculates the Gulf Coast 3/2/1 crack spread using the market values of Gulf Coast conventional gasoline and low-sulfur diesel and the market value of WTI crude oil. Alon calculates the Group 3/2/1 crack spread using the market values of Group III conventional gasoline and low-sulfur diesel and the market value of WTI crude oil. Alon calculates the West Coast 3/2/1 crack spread using the market values of West Coast LA CARBOB pipeline gasoline and LA #2 CARBOB pipeline diesel.

(14)	WTI/WTS or sweet/sour spread represents the differential between the average value per barrel of WTI crude oil and the average value per barrel of WTS crude oil. WTI/Maya or light/heavy spread represents the differential between the average value per barrel of WTI crude oil and the average value per barrel of Maya crude oil.

(15)	Total refinery throughput represents the total barrels per day of crude oil and blendstock inputs in the refinery production process.

(16)	Refinery production represents the barrels per day of various finished products produced from processing crude and other refinery feedstocks through the crude units and other conversion units at the refinery.

(17)	Refinery utilization represents average daily crude oil throughput divided by crude oil capacity, excluding planned periods of downtime for maintenance and turnarounds.

(18)	Cost of sales includes intersegment purchases of asphalt blends and motor fuels from our refining and marketing segment at prices which approximate market prices. These intersegment purchases are eliminated through consolidation of our financial statements.

(19)	On July 3, 2006, Alon completed the purchase of 40 convenience stores in West Texas. Since that date, Alon has operated 207 owned and leased 7-Eleven branded convenience stores.

(20)	Fuel margin represents the difference between motor fuel sales revenue and the net cost of purchased motor fuel, including transportation costs and associated motor fuel taxes, expressed on a cents per gallon basis. Motor fuel margins are frequently used in the retail industry to measure operating results related to motor fuel sales.

(21)	Fuel sales price per gallon represents the average sales price for motor fuels sold through our retail segment.

(22)	Merchandise margin represents the difference between merchandise sales revenues and the delivered cost of merchandise purchases, net of rebates and commissions, expressed as a percentage of merchandise sales revenues. Merchandise margins, also referred to as in-store margins, are commonly used in the retail industry to measure in-store, or non-fuel, operating results.
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